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                                    EXHIBIT 4













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                                                                   EXHIBIT 4

    NUMBER           COMMON STOCK                                                    COMMON STOCK              [SHARES]
     [MA]           par value $1.00


                                                MEDICAL ASSURANCE, INC.                                    CUSIP 58449U 10 0
                                 Incorporated under the laws of the State of Delaware            see reverse for certain definitions


                                  THIS CERTIFIES THAT

[LOGO]

                                   IS THE OWNER OF

                                           Fully-paid and non-assessable shares of the Common Stock of
                                                            MEDICAL ASSURANCE, INC.

                                    transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.  This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

                                       Witness the seal of the Corporation and the signatures of its duly authorized officers.


        MEDICAL(R)                               Dated:                             Countersigned and Registered:
[LOGO]  ASSURANCE                                                                           CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
------------------------    [SEAL]
 MEDICAL ASSURANCE, INC.                                                                                Transfer Agent and Registrar


                                                /s/             /s/                 By
                                                SECRETARY       PRESIDENT                                       Authorized Signature


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